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                                                                    EXHIBIT 99.3

Mortgages Payable

     Mortgages payable at December 31, 2000 consisted of the following (dollar amounts in thousands):

                                                                                                                    Principal
                                                  Effective      Scheduled     Periodic        Balloon              Balance at
                                                  Interest       Maturity      Payment        Payment Due           December 31,
Community                                          Rate(1)         Date         Terms         at Maturity               2000
---------                                       -----------    ------------   ----------    -----------------   ------------------
Conventional fixed rate:
 Cameron Hidden Harbor.......................       6.86%          05/12/01       (2)       $           4,869   $            4,959
 Archstone Knoxbridge........................       7.63           07/01/03       (2)                  14,741               15,261
 Foxfire.....................................       7.32           10/01/05       (2)                   7,334                8,000
 Archstone Shadowbluff.......................       7.10           12/01/05       (2)                   4,926                5,595
 Canyon Creek II.............................       7.63           02/10/06       (4)                   6,600                7,698
 Cameron Palm Harbor.........................       7.10           11/01/06       (2)                   4,661                5,407
 Country Place Village I.....................        N/A           11/01/00       (3)                     N/A                    -
 Cameron at Hickory Grove....................        N/A           07/10/03       (3)                     N/A                    -
 Archstone Tewksbury I.......................       8.45           01/01/07       (2)                   2,621                3,022
 Ashton Place................................       8.25           10/01/23       (2)                     N/A               44,876
 Redmond Hill West...........................       9.63           08/31/06       (2)                   5,785                6,197
 Wendemere at the Ranch......................       8.00           04/01/09       (2)                  12,545               12,545
 Archstone Dakota Ridge......................       8.00           04/01/09       (2)                  25,675               25,675
 Archstone Northcross........................       7.99           04/01/09       (2)                  15,308               15,308
 Archstone Canton............................       7.08           01/02/08       (2)                  14,153               15,853
 Stone Ends..................................       6.94           04/01/09       (2)                  12,158               13,859
 Archstone Sausalito.........................       7.33           01/01/05       (2)                  15,656               16,439
                                                --------                                                        ------------------
                                                    7.76%                                                       $          200,694
                                                --------                                                        ------------------
Tax-exempt fixed rate(6):
 Cloverland..................................       6.64%          03/01/10       (2)                   4,350   $            4,054
 The Crossroads..............................       6.65           12/15/18       (7)                   4,435                4,435
 Carrington Place............................       7.93           04/01/19       (5)                     N/A                3,287
 Eden Commons................................       7.88           03/01/25       (5)                     N/A                5,900
                                                --------                                                        ------------------
                                                    7.30%                                                       $           17,676
                                                --------                                                        ------------------
Tax-exempt floating rate(6):
 Archstone Burlington........................       5.49%          06/15/04       (8)                  36,346   $           36,346
 Archstone Chattahochee......................        N/A           06/01/25       (3)                     N/A                    -
 Prairie Court...............................       4.96           12/01/06       (8)                   7,250                7,250
 Archstone Bellevue..........................       5.64           07/01/13       (9)                   3,702                4,902
 Garden Glen.................................       5.19           12/01/13       (8)                  33,410               33,410
 Archstone University Towne Centre...........       4.86           08/01/14       (8)                  13,232               20,900
 Archstone Quincy Commons....................       5.20           12/15/14       (8)                   8,500                8,500
 Archstone Del Mar...........................       4.53           11/15/15       (8)                  13,608               13,608
 Cameron Brook...............................       5.17           06/01/25       (5)                     N/A               18,558
 Cameron Cove................................       5.35           06/01/25       (5)                     N/A                8,078
 Archstone Gwinnett Place....................       5.19           06/01/25       (5)                     N/A                9,898
 Winterscreek................................       5.29           06/01/25       (5)                     N/A                4,779
 Cameron Station.............................       4.94           05/01/07       (2)                  12,563               14,751
 Redwood Shores..............................       4.96           10/01/08       (8)                  21,040               21,040
 Studio Colony...............................       4.78           05/01/07       (8)                  24,679               24,305
                                                --------                                                        ------------------
                                                    5.10%                                                       $          226,325
                                                --------                                                        ------------------

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
                                                                                                                   Principal
                                                  Effective       Scheduled     Periodic         Balloon           Balance at
                                                  Interest        Maturity      Payment       Payment Due         December 31,
Community                                          Rate(1)          Date         Terms        at Maturity             2000
---------                                       -----------    ------------   ----------    -----------------   ----------------
Other:
 Mello-Roos bonds (10).......................      5.65%          Various         (5)             N/A           $         24,120
                                                                                                                ----------------

 Fannie Mae secured debt (11)................      6.96              (12)         (12)          401,501         $        406,989
                                                -----------                                                     ----------------
   Total/Average.............................      6.63%                                                        $        875,804
                                                ===========                                                     ================
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(1)  Represents the effective interest rate, including interest rate hedges, loan cost amortization and other ongoing fees and expenses, where applicable.
(2)  Regular amortization with a balloon payment due at maturity.
(3)  Mortgage was prepaid by Archstone or assumed by the buyer upon disposition of the community.
(4)  Apartment community has two notes; one note is interest only with a balloon payment of $6.6 million and the second note is fully amortizing.
(5)  Fully amortizing.
(6)  Tax-exempt effective interest rates include credit enhancement and other bond-related costs, where applicable.
(7)  Semi-annual payments are interest only until December 2003 at 5.4%, at which time the interest rate is adjusted to the current market rate.
(8)  Payments are interest only until maturity and the interest rate is adjusted weekly or monthly.
(9)  Requires annual principal payments of $100,000 each year until maturity and variable interest is paid monthly to the sub-servicers.
(10) Primarily represents bonded indebtedness associated with improvements to public facilities and infrastructure in certain California taxing jurisdictions known as "Mello-Roos districts."  The bonds have a weighted-
     average rate of 5.65% and mature at dates ranging from 2007 to 2027.
(11) The Fannie Mae debt is secured by 23 apartment communities.
(12) In December 1998, Archstone closed on a $268.5 million long-term secured debt agreement with Fannie Mae that matures on January 1, 2006 and has a balloon payment due at maturity.  In March 1999, Archstone closed on an additional $36.2 million at an effective fixed interest rate of 6.68% that matures on April 1, 2008 and has a regular amortization with a $31.6 million balloon payment due at maturity.  In June 2000, Archstone issued an additional $103.0 million of Fannie Mae secured debt that matures on July
     1, 2009 and has a balloon payment due at maturity.